UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2024

Alpha Partners Technology Merger Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40677	98-1581691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2021 Fillmore St. #2089

San Francisco, California 94115

(Address of principal executive offices, including Zip Code)

(415) 683-6773

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares included as part of the Units, par value $0.0001 per share	APTM	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	APTMW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant to acquire one Class A ordinary share	APTMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 29, 2024, Alpha Partners Technology Merger Corp. (the “Company”) held an extraordinary general meeting of shareholders to approve proposals to extend the date by which the Company has to consummate a business combination, change the name of the Company, and adjourn the extraordinary general meeting if necessary to solicit additional votes for the extension proposal, which proposals are more fully described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on January 10, 2024. Holders of 20,523,404 ordinary shares of the Company were present in person or by proxy at the meeting, representing approximately 90.6% of the voting power of the Company’s ordinary shares as of the record date and constituting a quorum for the transaction of business.

The voting results for the proposals are set forth below.

Proposal No. 1 — Extension Amendment Proposal. The proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
15,102,848	2,289,058	3	0

Proposal No. 2 — Name Change Proposal. The proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
16,157,858	1,234,051	0	0

Proposal No. 3 — Adjournment Proposal. As there were sufficient votes to approve the extension amendment proposal at the extraordinary general meeting, the adjournment proposal was not presented to shareholders.

Item 7.01 Other Events.

In connection with the Company’s extraordinary general meeting, the Company and Mercury Capital, LLC (“Mercury Capital”) entered into non-redemption agreements with several unaffiliated third parties (the “Investors”) on substantially the same terms as previously disclosed by the Company on the Current Report on Form 8-K filed on January 16, 2024. Pursuant to the non-redemption agreements, the Investors agreed not to redeem an aggregate of 1,324,720 Class A ordinary shares and Mercury Capital agreed to issue to the Investors an aggregate of 331,180 shares following the consummation of the Company’s initial business combination.

In addition, Mercury Capital and Alpha Partners Technology Merger Sponsor LLC intend to convert up to approximately 1,081,000 of their Class B ordinary shares of the Company into Class A ordinary shares.

The foregoing summary of the non-redemption agreements does not purport to be complete and is qualified in its entirety by reference to the form of non-redemption agreement filed as Exhibit 10.1 on the Current Report on Form 8-K filed by the Company on January 16, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

Date: February 2, 2024	By:	/s/ Kanishka Roy
	Name:	Kanishka Roy
	Title:	President and Chief Executive Officer

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